EXHIBIT 23(b)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-2 of our reports dated March 29, 2005 related to the financial statements and financial statement schedules of Regan Holding Corp., which reports appear in Regan Holding Corp.'s Annual Report on Form 10-K for the year ended December 31, 2004. We also consent to the reference to us under the heading "Experts" in such Registration Statement.



/s/ PricewaterhouseCoopers LLP

San Francisco, CA
June 24, 2005



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